UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On November 16, 2017, certain subsidiaries of of Toys “R” Us, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Second Amended and Restated Syndicated Facility Agreement, dated as of December 18, 2015 and as amended as of June 28, 2016 (the “Existing Facility Agreement”), in order satisfy certain requirements set forth in the indenture (the “DIP Notes Indenture”) relating to the 11% Senior Secured ABL DIP Notes (the “DIP Notes”) issued by TRU Taj LLC and TRU Taj Finance, Inc. (collectively, the “Issuers”) and the terms of the Foreign Guarantors Agreement relating to the Issuers’ 12% senior secured notes due 2021 (the “2021 Notes Indenture” and together with the DIP Notes Indenture, the “Indentures”). The Amendment permits, among other things, certain obligors under the Existing Facility Agreement to provide guarantees and grant certain liens to secure the obligations of the Issuers and guarantors under each of the Indentures. In connection with the Amendment, the Company reduced the lenders’ commitments under the Existing Facility Agreement to an aggregate of £115,000,000 to better align such amount with its current liquidity requirements. In addition, the Amendment modified the maturity date of the Existing Facility Agreement to be substantially the same as the maturity date of the DIP Notes issued under the DIP Notes Indenture. The amended maturity date of the Existing Facility Agreement is the earlier of (x) the date on which the DIP Notes mature and (y) January 18, 2019.

As part of the Amendment, the applicable margin with respect to loans under the Existing Facility Agreement was increased to 3.50% and a financial covenant identical to the one included in the DIP Notes Indenture was added, which requires the obligors and their subsidiaries maintain a minimum cumulative consolidated EBITDA not less than a certain percentage of forecasted consolidated EBITDA. The Amendment also: (i) simplifies the borrowers minimum liquidity requirements under the facility by including a covenant requiring that the borrowers thereunder maintain Excess Availability (as defined in the Existing Facility Agreement) of at least £10,000,000; (ii) provides that the lenders thereunder shall forbear from exercising any remedies arising in connection with certain restructuring matters; and (iii) modifies certain other negative covenants and provide for additional reporting relating to the foregoing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: November 22, 2017	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Executive Vice President - Chief Financial Officer